Exhibit 8.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiaries, incorporated in the British Virgin Islands:

•                      Vision Best Limited

•                      Digital Media Group Company Limited

Subsidiaries, incorporated in the PRC:

•                      China Digital Technology (Shenzhen) Co., Ltd.

•                      Shenzhen Huachangshi Digital Technology Co., Ltd.

•                      Shenzhen Huadingshi Mobile Digital Television Co., Ltd.

•                      Beijing Eastlong Technology Development Co., Ltd.

•                      Dienzhi Advertising (Shanghai) Co., Ltd.

Subsidiary, incorporated in Hong Kong:

•                      Win Prosper Development Limited

•                      DMG (HK) Co., Ltd.

•                      Whole Genius Limited

Consolidated entities, each of which is incorporated in the PRC:

•                      VisionChina Media Group Limited

•                      Beijing Beiguang Media Mobile Television Advertising Co., Ltd.

•                      Beijing Huaguangshi Co., Ltd.

•                      Nanjing Hua Dingshi Communication Technology Co., Ltd.

•                      Shenzhen HDTV Industrial Investment Co., Ltd.

•                      Shenzhen Hua Meishi Advertising Co., Ltd.

•                      Shenzhen Huashixin Culture Media Co., Ltd.

•                      Guangzhou Jiaojian Multimedia Information Technology Co. Ltd.

•                      Luzhou Huashi Digital Technology Co., Ltd.

•                      Beijing Eastlong Advertising Co., Ltd.

•                      Chongqing Light Rail Information Service Co., Ltd.

•                      Nanjing Metro Operation Information Service Co., Ltd.

•                      Shenzhen Metro Operation Information Service Co., Ltd.

•                      Tianjin Metro Operation Information Service Co., Ltd.

•                      Dienzhi Advertising (Beijing) Co., Ltd.

•                      Jiangxi Huashi Media Advertising Co., Ltd.